Exhibit 10.1

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of August 6, 2024 (the “Effective Date”), by and between Singularity Future Technology Ltd., a Virginia company with an address at 98 Cutter Mill Road, Suite 322, Great Neck, New York 11021 (the “Company”) and Jia Yang (the “Employee”).

WHEREAS, the Company desires to employ the Employee on the terms and conditions set forth herein; and WHEREAS, the Employee desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1. Term. This Agreement shall be effective as of the Effective Date and shall continue for a period of one year from the Effective Date unless terminated earlier pursuant to Paragraph 11 herein. The term of the Agreement shall automatically extend for additional one-year periods unless either party gives notice of intent not to renew the Agreement at least 30 days before the one-year anniversary date of the initial term or any subsequent term. The period during which the Employee is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

2.1 Position. During the Employment Term, the Employee shall serve as Vice President of the Company.

2.2 Duties. The Employee shall be responsible for overseeing and developing the business of the Company. The Employee shall have such duties, authority, and responsibility as shall be determined from time to time by the Chief Executive Officer of the Company, which duties, authority, and responsibility are consistent with the Employee’s position. Employee shall report to the Chief Executive Officer or its designees.

2.3 Business Attention. During the Employment Term, the Employee shall devote substantially all of the Employee’s business time and attention to the performance of the Employee’s duties hereunder and shall not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Company.

3. Place of Performance. Employee shall work primarily from the employee’s home in Beijing, China or at another location that is approved by the Board, provided that the Employee may be required to travel on Company business during the Employment Term.

4. Compensation.

4.1 Base Salary. The Company shall pay the Employee an annual rate of base salary of $66,000 per U.S. calendar year (less applicable taxes and withholding) in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Employee’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.”

4.2 Annual Bonus. For each U.S. calendar year of the Employment Term, the Employee shall be eligible to receive an annual bonus (the “Annual Bonus”) subject to the approval of the Board of the Directors of the Company (the “Board”). The amount and terms of any Annual Bonus shall be in the sole and absolute discretion of the Company. Employee must be employed by the Company on the date on which any Annual Bonus is distributed to receive any such Annual Bonus.

4.3 Employee Benefits. During the Employment Term, the Employee shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated employees of the Company, to the extent consistent with applicable law and the terms and eligibility requirements of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

4.4 Vacation; Paid Time-Off. During the Employment Term, the Employee shall be entitled to four- week paid vacation days per U.S. calendar year (prorated for partial years) in accordance with the Company’s vacation policies, as in effect from time to time. The Employee shall receive other paid time-off in accordance with the Company’s policies and applicable law as such policies may exist from time to time.

4.5 Business Expenses. The Employee shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Employee in connection with the performance of the Employee’s duties hereunder upon prompt submission of documentation supporting those expenses that is reasonably satisfactory to the Company and in accordance with the Company’s expense reimbursement policies and procedures. Employee shall obtain the written consent of the Board prior to incurring any expense of US$100,000 or more.

5. Cooperation. The parties agree that certain matters in which the Employee will be involved during the Employment Term may necessitate the Employee’s cooperation in the future. Accordingly, following the termination of the Employee’s employment for any reason, to the extent reasonably requested by the Company, the Employee shall cooperate with the Company in connection with matters arising out of the Employee’s service to the Company; provided that the Company shall make reasonable efforts to minimize disruption of the Employee’s other activities. The Company shall reimburse the Employee for reasonable expenses incurred in connection with such cooperation and, to the extent that the Employee is required to spend substantial time on such matters, the Company shall compensate the Employee at an hourly rate based on the Employee’s Base Salary on the Termination Date.

6. Confidential Information. The Employee understands and acknowledges that during the Employment Term, the Employee will have access to and learn about Confidential Information, as defined below.

6.1 Confidential Information Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to the Company and its parents, subsidiaries or affiliates and their business, clients, suppliers, investors, partners, employees and consultants, including, but not limited to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, client information, client lists, transactions, potential transactions, investor information, investor lists, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, computer code, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, or specifications of the Company or its businesses or any existing or prospective client, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information includes information developed by the Employee in the course of the Employee’s employment by the Company as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee; provided that, such information is not generally available to and known by the public through the direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

6.2 Company Creation and Use of Confidential Information. The Employee understands and acknowledges that the Company has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a client base, generating potential clients, training its employees, and improving its offerings in its field. The Employee understands and acknowledges that as a result of these efforts, the Company has created, and continues to use and create Confidential Information. This Confidential Information provides the Company with a competitive advantage over others in the marketplace.

6.3 Disclosure and Use Restrictions. The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Employee’s authorized employment duties to the Company (and then, such disclosure shall be made only within the limits and to the extent of such duties); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as required in the performance of the Employee’s authorized employment duties to the Company (and then, such disclosure shall be made only within the limits and to the extent of such duties). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

6.4 Return of Property. Upon (a) termination of the Employee’s employment for any reason or (b) the Company’s request at any time during the Employment Term, the Employee shall (i) provide or return to the Company any and all Company property, including Company-issued computers, phones, or other equipment, manuals, reports, files, and all Company documents, data, and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in the possession, custody or control of the Employee, whether they were provided to the Employee by the Company or any of its business associates or created by the Employee in connection with the Employee’s employment by the Company; and (ii) after consultation with and approval of the Company, irrevocably delete or destroy all copies of any such documents, data, and materials not returned to the Company that remain in the Employee’s possession, custody or control, including those stored on any non-Company devices, networks, storage locations (including cloud storage), and media in the Employee’s possession or control. Upon the Company’s request, the Employee shall provide a written certification in a form acceptable to the Company attesting to the Employee’s return or authorized destruction of all property, documents, data or information referred to herein and shall permit the Company to have reasonable access to such non-Company devices, networks, storage locations (including cloud storage), and media as is reasonably necessary to confirm that all property, documents, data or information referred to herein has been irrevocably deleted or destroyed.

6.5 Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(a) The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

i. is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

ii. is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(b) If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee:

i. files any document containing trade secrets under seal; and

ii. does not disclose trade secrets, except pursuant to court order.

6.6 Limitation. Nothing herein prohibits Employee from communicating with law enforcement, the Equal Employment Opportunity Commission, the New York State Department of Human Rights, or any similar governmental entity or body or an attorney retained by the Employee about factual information related to any future claim of discrimination or harassment.

6.7 Acknowledgement. The Employee understands and acknowledges that the Employee’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Employee first having access to such Confidential Information (whether before or after the Employee begins employment by the Company) and shall continue during and after the Employee’s employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf.

7. Restrictive Covenants.

7.1 Acknowledgements.

(a) The Employee understands and acknowledges that the nature of the Employee’s position gives the Employee access to and knowledge of Confidential Information, places the Employee in a position of trust and confidence with the Company, and allows the Employee to develop and have unique relationships and good will with the Company’s clients, users, vendors, business partners and others.

(b) The Employee understands and acknowledges that the services the Employee provides to the Company are unique, special, or extraordinary.

(c) The Employee understands and acknowledges that because of the Employee’s experience with and relationship to the Company, the Employee will have access to and learn about the Company’s clients, business partners, investors, vendors and suppliers (collectively, for purposes of this paragraph, “Clients”) and about the Company’s Client Information. “Client Information” includes, but is not limited to, names, phone numbers, addresses, e- mail addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to any Client and relevant to the Company’s business with the Client.

(d) The Employee understands and acknowledges that loss of Client relationships and/or goodwill will cause significant and irreparable harm to the Company.

(e) The Employee understands and acknowledges that, for purposes of this Agreement, the Non-Compete Restricted Period shall mean the time period during the Employment Term and for six months from the termination of the Employee’s employment with the Company (or the termination of this Agreement) for any reason and the Non-Solicit Restricted Period shall mean the time period during the Employment Term and for twelve months from the termination of the Employee’s employment with the Company (or the termination of this Agreement) for any reason.

7.2 Non-Solicitation of Employees and Contractors. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or service of any employee or independent contractor of the Company during the Non-Solicit Restricted Period.

7.3 Non-Solicitation of Clients. The Employee agrees and covenants, during the Non-Solicit Restricted Period, not to directly or indirectly solicit, contact (including but not limited to through e-mail, regular mail, express mail, telephone, fax, instant message or through web-based sites or applications such as (but not limited to) LinkedIn, Instagram or Facebook), attempt to contact, or meet with the Company’s Clients to whom the Employee provided services or about whom the Employee learns during the Employment Term for purposes of (i) offering or accepting goods or services similar to or competitive with those offered by the Company or (ii) causing or inducing the Client to decrease or end its relationship or business with the Company.

7.4 Non-Compete. The Employee agrees and covenants not to engage in any Competitive Activity during the Non-Compete Restricted Period directly or indirectly. Competitive Activity shall mean (i) providing any services to a Competing Business that are similar to the services Employee provides to the Company or (ii) becoming an owner of, or becoming employed by, affiliated with or otherwise providing services to a Competing Business. Competing Business shall mean a person or entity that engages in business activities similar to those of the Company, including, but not limited to cryptocurrency mining and renewable or sustainable energy sourcing or production.

7.5 Reasonableness. Employee agrees that the scope, duration and terms of the restrictions contained in this paragraph are reasonable and necessary to protect the legitimate business interests of the Company.

7.6 Notice to Future Employers. Employee agrees that during the Restricted Period, Employee shall inform any potential or actual employer or other person or entity to whom Employee may provide services of the terms of the restrictions in this paragraph prior to beginning employment or providing services to such person or entity.

8. Non-Disparagement. The Employee agrees and covenants that the Employee will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees, officers or owners.

This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

9. Remedies. In the event of a breach or threatened breach by the Employee of Sections 6, 7 or 8 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

10. Proprietary Rights.

10.1 Work Product. The Employee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Employee individually or jointly with others during the period of Employee’s employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Employee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

10.2 Work Made for Hire; Assignment. The Employee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Employee hereby irrevocably assigns to the Company, for no additional consideration, the Employee’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

10.3 Further Assurances; Power of Attorney. During and after the Employee’s employment, the Employee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. The Employee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Employee’s behalf in Employee’s name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Employee’s subsequent incapacity.

10.4 No License. The Employee understands that this Agreement does not, and shall not be construed to, grant the Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Employee by the Company.

11. Termination

11.1 Termination for Cause. Subject to the terms of this provision, employment of the Employee hereunder and the Employment Term may be terminated immediately by the Company with Cause (as defined herein) on written notice to the Employee. “Cause” shall mean (A) embezzlement, theft, misappropriation, or conversion by the Employee of any property of the Company or its affiliates, subsidiaries or parents; (B) any breach by the Employee of the Employee’s covenants under Paragraphs 6, 7 or 8; (C) any breach by the Employee of any other material provision of this Agreement or of any written policy of the Company that has been provided to Employee which breach is not cured, to the extent susceptible to cure, within fourteen (14) days after the Company has given written notice to the Employee describing such breach; (D) failure or refusal by the Employee to perform any lawful directive of the Company or the Board or the duties of the Employee’s employment under this Agreement which continues for a period of at least fourteen (14) days following notice thereof by the Company to the Employee; (E) the Employee’s conviction of, or plea of nolo contendere (or a similar plea), to, or the failure of the Employee to contest the Employee’s prosecution for, a felony (or its equivalent in any non-United States jurisdiction), or any other criminal offense (other than a misdemeanor) involving theft, fraud, dishonesty, misrepresentation or moral turpitude, or that could reasonably be expected to materially, adversely impact the business or reputation of the Company; (F) gross negligence or willful misconduct on the part of the Employee in the performance of the Employee’s duties as an employee of the Company; (G) the Employee’s breach of the Employee’s fiduciary obligations to or disloyalty to the Company; (H) any act or omission to act of the Employee intended to harm or damage the business, property, operations, financial condition or reputation of the Company or its affiliates, subsidiaries or parents; (I) the Employee’s failure to cooperate, if requested in writing by the Employee’s supervisor, or the Board with any investigation or inquiry into the Employee’s or the Company’s business practices, whether internal or external, including, but not limited to, the Employee’s refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry; or (J) any chemical dependence of the Employee which materially adversely affects the performance of the Employee’s duties and responsibilities to the Company.

11.2 Termination for Good Reason. Subject to the terms of this provision, employment of the Employee hereunder and the Employment Term may be terminated immediately by the Employee immediately for Good Reason (as defined herein) on written notice to the Company. “Good Reason” shall mean, without Employee’s consent, (A) a material reduction in the Employee’s Base Salary, (ii) a material adverse change in the Employee’s title, duties, or line of reporting or (iii) a material breach by the Company of any material provision of this Agreement; provided that in the event the Employee intends to terminate Employee’s employment for Good Reason, Employee shall, within thirty (30) days of the occurrence of the event giving rise to Good Reason, give the Company fifteen (15) days’ advanced written notice of such intent and the event giving rise to Good Reason, and the Company shall have the opportunity to cure such event during such fifteen (15) day notice period.

11.3 Termination for Death or Disability. Subject to the terms of this provision, employment of the Employee hereunder and the Employment Term are terminated without action by the Company, the Employee or any other person or entity, upon the death of the Employee or on the ninetieth (90th) consecutive day during which the Employee has a Disability (as defined in the following sentence). For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee to perform the Employee’s essential duties and responsibilities (even with reasonable accommodation) under this Agreement for a period of more than ninety (90) consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative.

11.4 Impact of Termination without Cause. If, during the Employment Term, the Company terminates the Employee without Cause or the Employee terminates the Employee’s employment with Good Reason, then the Company shall pay the Employee six month of Base Salary provided that Employee executes (and does not revoke) a general release of all claims against the Company in a form reasonably acceptable to the Company within 30 days of the last day of Employee’s employment with the Company.

12. Policies. Employee shall abide by the Company’s published policies. Nothing herein shall require Employee’s consent, or preclude or limit the Company’s ability, to revise or terminate any such policy.

13. Governing Law and Forum; Jury Waiver; Service of Process.

13.1 Governing Law and Forum. The parties acknowledge that the Company is based in Nassau County, New York. This Agreement, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts of law principles. The Employee and the Company irrevocably (a) submit to the jurisdiction of the state and federal courts sitting in Nassau County, New York in connection with any claim, controversy or dispute arising out of or relating in any way to this Agreement or Employee’s employment with (or the termination of Employee’s employment with) the Company and (b) waive any defense based on forum non conveniens in connection with any such litigation in any state or federal court sitting in Nassau County, New York.

13.2 Jury Waiver. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY.

13.3 Service of Process. Employee consents to receive service of process of any action commenced by the Company by Federal Express, DHL or similar overnight courier sent to the Employee at the address specified in Section 20 below and that such service shall be effective one (1) day after being sent by the Company. Employee waives all defenses based on service of process regarding process that is served in a manner consistent with this provision.

14. Arbitration.

14.1 Arbitration Process. Any claim, controversy or dispute arising out of or relating in any way to this Agreement or Employee’s employment with (or the termination of Employee’s employment with) the Company shall be settled by arbitration administered by the American Arbitration Association in accordance with its Employment Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator. The place of arbitration shall be either Nassau County or New York County, New York and the arbitration shall be conducted in English. Nothing herein precludes (a) the parties from seeking provisional remedies in aid of arbitration or (b) the Company from seeking injunctive or other equitable or preliminary relief to enforce the obligations specified in paragraphs 6, 7, and 8 of the Agreement from a court of appropriate jurisdiction.

14.2 No Class Claims. The Employee and the Company expressly intend and agree that (a) class action and collective action procedures shall not be asserted, and will not apply, in any arbitration under this Agreement; (b) each will not assert class or collective action claims against the other in arbitration, court, or any other forum; (c) each shall only submit their own, individual claims in arbitration and shall not bring claims against the other in any representative capacity on behalf of any other individual; (d) any claims by the Employee will not be joined, consolidated, or heard together with claims of any other current or former employee of Employer; and (e) notwithstanding anything to the contrary herein or in the AAA Employment Arbitration Rules, the arbitrator(s) shall have no jurisdiction or authority to compel any class or collective claim, to consolidate different arbitration proceedings, or to join any other party to an arbitration between the Company and Employee without the consent of all parties.

15. Entire Agreement. This Agreement contains all of the understandings and representations between the Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced and can be cited as evidence in legal proceedings alleging breach of the Agreement.

16. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and the Company. No waiver by either of the parties of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

17. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

18. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

19. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

20. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier or by email to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

98 Cutter Mill Road, Suite 322, Great Neck, New York 11021

sherryf@singularity.us

If to the Employee:

Jianguo Rd, China Central Apartment, Building 5, #205, Chaoyang District, Beijing, China

21. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

22. Acknowledgement of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JIA YANG		SINGULARITY FUTURE TECHNOLOGY LTD.

Signature:	/s/ Jia Yang	By:	/s/ Ziyuan Liu
Print Name:	Jia Yang	Name:	Ziyuan Liu
		Title:	Chief Executive Officer